As filed with the Securities and Exchange Commission on January 15, 2004

                                                     Registration No. 333-_____,



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                       AND
                        Post-Effective Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                   No. 333-7964, No. 333-13254, No. 333-14236

                                   RADCOM Ltd.
             (Exact name of registrant as specified in its charter)


             Israel                                              N/A
(State or other jurisdiction of incorporation or organization)
                                            (I.R.S. Employer Identification No.)

                           24 Raoul Wallenberg Street
                             Tel Aviv 69719, Israel
                                 972-3-645-5055
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)



                       RADCOM LTD. 2003 SHARE OPTION PLAN
                RADCOM LTD. DIRECTORS SHARE INCENTIVE PLAN (1997)

                       RADCOM LTD. 2001 SHARE OPTION PLAN
                            (Full title of the plans)

                                   David Judge
                             RADCOM Equipment, Inc.
                                Six Forest Avenue
                            Paramus, New Jersey 07652
                                 (201) 518-0033
                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)
                                   Copies to:

                                  David Zigdon
                             Chief Financial Officer
                                   RADCOM Ltd.
                           24 Raoul Wallenberg Street
                             Tel Aviv 69719, Israel
                            Telephone: 972-3-645-5004
                            Facsimile: 973-3-647-4681





                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of                                 Amount               Proposed               Proposed               Amount of
Securities to                            to Be                Maximum                Maximum                Registration
Be Registered                            Registered (1)       Offering               Aggregate              Fee
                                                              Price Per              Offering
                                                              Share (4)              Price

------------------------------------------------------------------------------------------------------------------------------------

Ordinary Shares, par value NIS 0.05 per  328,250 (2)          $1.625                 $533,406.25            $67.58
share

------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value NIS 0.05 per
share                                    618,498 (3)          $1.625               $1,005,059.25           $127.34

------------------------------------------------------------------------------------------------------------------------------------
Total                                    946,748              N/A                  $1,538,465.50           $194.92
====================================================================================================================================


(1) Plus such indeterminate number of Ordinary Shares as may be issued under the registrant's 2003 Share Option Plan to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2) Issuable pursuant to options that have been granted under the registrant's 2003 Share Option Plan.
(3) Issuable pursuant to options that have yet to be granted under the registrant's 2003 Share Option Plan.
(4) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share was estimated based on the average of the high and low sale prices of the Ordinary Shares as quoted on the Nasdaq National Market on January 12, 2004.

================================================================================

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 946,748 Ordinary Shares, par value NIS 0.05 per share, for issuance in connection with the Radcom Ltd. 2003 Share Option Plan, of which:

1. 212,500 Ordinary Shares were previously reserved for issuance under the Radcom Ltd. Directors Share Incentive Plan (1997) and were registered on a Registration Statement on Form S-8 filed with the Commission on November 14, 1997, Registration No. 333-7964, and on a Registration Statement on Form S-8 filed with the Commission on March 7, 2001, Registration No. 333-13254, which are hereby incorporated by reference herein.

2. 734,248 Ordinary Shares were previously reserved for issuance under the Radcom Ltd. 2001 Share Option Plan and were registered on a Registration Statement on Form S-8 filed with the Commission on December 28, 2001, Registration No. 333-14236, which is hereby incorporated by reference herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), along with other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the RADCOM Ltd. 2003 Share Option Plan are available without charge by contacting:

                             RADCOM Equipment, Inc.
                     Attn.: David Judge, Director of Finance
                                Six Forest Avenue
                            Paramus, New Jersey 07652
                           Telephone: +1-201-518-0033

                                       OR

                                   RADCOM Ltd.
                   Attn. David Zigdon, Chief Financial Officer
                           24 Raoul Wallenberg Street
                             Tel Aviv 69719, Israel
                            Telephone: 972-3-645-5004

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents (File No. 000-29452) of RADCOM Ltd. (the "Company") are incorporated herein by reference and shall be deemed to be a part hereof:

               (i)The Company's annual report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Commission on May 12, 2003;

              (ii)The Company's Reports of Foreign Private Issuer on Form 6-K
                  submitted to the Commission on February 10, 2003, April 29, 2003, July 31, 2003, October 22, 2003 and December 4, 2003;
                  and

             (iii)The description of the Ordinary Shares, contained in the
                  Company's Registration Statement on Form F-1, filed with the Commission on September 12, 1997 (No. 333-05022) including any other amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this prospectus and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and all Reports of Foreign Private Issuer on Form 6-K submitted by the Company to the Commission during such period or portions thereof that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Exculpation of Office Holders

                  Under the Israeli Companies Law, 5759-1999 (the "Companies Law"), an Israeli company may not exempt an office holder from liability with respect to a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care, provided that the articles of association of the company permit it to do so. Our articles of association allow us to exempt our office holders to the fullest extent permitted by law.

                  Insurance of Office Holders

                  Our articles of association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any office holder with respect to an act performed by such individual in his capacity as an office holder, for:

o        a breach of his duty of care to us or to another person;

o a breach of his duty of loyalty to us, provided that the office holder acted in good faith and had a reasonable cause to assume that his act would not prejudice our interests;

o a financial obligation imposed upon him in favor of another person in respect of an act performed by him in his capacity as an office holder.

                  Indemnification of Office Holders

                  Our articles of association provide that we may indemnify an office holder with respect to an act performed in his capacity of an office holder against:

o a financial liability imposed on him in favor of another person by any judgment, including a settlement or an arbitrator's award approved by a court; and

o reasonable litigation expenses, including attorneys' fees, incurred by the office holder or which the office holder was ordered to pay by a court, in a proceeding we instituted against him or which was instituted on our behalf or by another person, or in a criminal charge from which he was acquitted, or a criminal charge in which he was convicted for a criminal offense that does not require proof of criminal intent.

                  Our articles of association also include the following provisions:

o authorizing us to provide in advance an undertaking to indemnify an office holder, provided that the undertaking is limited to (i) types of events which our board of directors deems to be anticipated at the time of the undertaking and (ii) an amount determined by our board of directors to be reasonable under the circumstances and

o        authorizing us to retroactively indemnify an office holder.

                  Limitations on Exculpation, Insurance and Indemnification

                  The Companies Law provides that a company may not enter into a contract for the insurance of the liability of its office holders nor indemnify an office holder nor exempt an officer from his responsibility toward the company for any of the following:

o a breach by the office holder of his duty of loyalty, unless, with respect to insurance coverage, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company;

o a breach by the office holder of his duty of care if the breach was committed intentionally or recklessly;

o any act or omission committed with the intent to unlawfully yield a personal benefit; or

o        any fine imposed on the office holder.

         In addition, under the Companies Law, indemnification of, and procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, if the beneficiary is a director, by our shareholders. Our audit committee, board of directors and shareholders resolved to indemnify and exculpate our office holders by providing them with indemnification agreements. We currently have a policy for directors and officers liability insurance.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

      Exhibit                                            Description
      Number
4.1                 -         Form of  ordinary  share  certificate,  filed as
                              Exhibit  4.1 to the  Company's Registration
                              Statement on Form F-1, as amended (No. 333-5022), and incorporated herein by reference.

4.2                 -         Memorandum of Association of the Company,  filed
                              as Exhibit 3.1 to the Company's Registration
                              Statement on Form F-1, as amended (No. 333-5022), and incorporated herein by reference.

4.3                 -         Articles of  Association  of the Company,  filed
                              as Exhibit 4.3 to the Company's Registration
                              Statement   on  Form  S-8,  as  amended
                              (No.   333-13244),   and incorporated herein by
                              reference.

4.4                 -         Radcom Ltd. 2003 Share Option Plan.

5                   -         Opinion of Goldfarb, Levy, Eran & Co.

23.1                -         Consent of Somekh Chaikin, Independent Auditors.

23.2                -         Consent of Goldfarb, Levy, Eran & Co. (included in
                              Exhibit 5).

24                  -         Power of Attorney (included as part of this
                              Registration Statement).

Item 9.  Undertakings.

                  (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)     To include any prospectus required
                                            by Section 10(a)(3) of the
                                            Securities Act;

                                    (ii)    To reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of this Registration
                                            Statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in this Registration Statement; and

                                    (iii)   To include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in this Registration
                                            Statement or any material change to
                                            such information in this
                                            Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports, filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
                           Commission  such indemnification   is  against
                           public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tel Aviv, State of Israel, on this 14th day of January, 2004.


                                           RADCOM Ltd.


                                           By: /s/ David Zigdon
                                               ------------------------------
                                           Name: David Zigdon
                                           Title:Chief Financial Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zohar Zisapel and David Zigdon, and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                                   Title                            Date
                ---------                                   -----                            ----
            /s/ Zohar Zisapel             Chairman of the Board of Directors         January 14, 2004
            -----------------
            Zohar Zisapel

            /s/ Arnon Toussia-Cohen       President, Chief Executive Office and      January 14, 2004
            -----------------------       Director
            Arnon Toussia-Cohen

            /s/ David Zigdon              Vice President Finance and Chief           January 14, 2004
            ------------------------      Financial Officer
            David Zigdon

            /s/ Rony Ross                 Director                                   January 14, 2004
            -------------------------
            Rony Ross

            /s/ Zohar Gilon               Director                                   January 14, 2004
            --------------------------
               Zohar Gilon

            /s/ Dan Barnea                Director                                   January 14, 2004
            -------------------------
            Dan Barnea


Authorized Representative
in the United States:

RADCOM Equipment, Inc.
/s/ David Judge                                                                      January 14, 2004
-------------------
By: David Judge
Title: Director of Finance




                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                       AND


                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                        No. 333-7964, No. 333-13254, No.333-14236

                                      UNDER

                             SECURITIES ACT OF 1933


                                   RADCOM LTD.

                                  EXHIBIT INDEX

      Exhibit
      Number                                             Description

4.1                 -         Form of  ordinary  share  certificate,  filed as
                              Exhibit  4.1 to the  Company's Registration
                              Statement on Form F-1, as amended (No. 333-5022), and incorporated herein by reference.

4.2                 -         Memorandum of Association of the Company,  filed
                              as Exhibit 3.1 to the Company's Registration
                              Statement on Form F-1, as amended (No. 333-5022), and incorporated herein by reference.

4.3                 -         Articles of  Association  of the Company,  filed
                              as Exhibit 4.3 to the Company's Registration
                              Statement   on  Form  S-8,  as  amended
                              (No.   333-13244),   and incorporated herein by
                              reference.

4.4                 -         Radcom Ltd. 2003 Share Option Plan.

5                   -         Opinion of Goldfarb, Levy, Eran & Co.

23.1                -         Consent of Somekh Chaikin, Independent Auditors.

23.2                -         Consent of Goldfarb, Levy, Eran & Co. (included
                              in Exhibit 5).

24                  -         Power of Attorney (included as part of this
                              Registration Statement).

                                   Exhibit 4.4

                                   RADCOM LTD.

                             2003 SHARE OPTION PLAN


                                  A. NAME AND PURPOSE

         1. Name: This plan, as amended from time to time, shall be known as the Radcom Ltd. 2003 Share Option Plan" (the "Plan").

         2. Purpose: The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and contractors of Radcom Ltd., a company organized under the laws of the State of Israel, or any subsidiary thereof (the "Company"), by providing them with opportunities to purchase Ordinary Shares, nominal value of 0.05 New Israeli Shekel each (the "Shares") of the Company, pursuant to a plan approved by the Board of Directors of the Company (the "Board") which is designed to benefit from, and is made pursuant to, the provisions of either Section 102 or Section3(9) of the Israeli Income Tax Ordinance [New Version] 1961 (the "Ordinance"), as applicable, and the rules and regulations promulgated thereunder.

                                  B. GENERAL TERMS AND CONDITIONS OF THE PLAN

         3.       Administration:

                  3.1 The Board may appoint a Share Incentive Committee, which will consist of such number of Directors of the Company, as may be fixed from time to time by the Board. The Board shall appoint the members of the committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. The Plan will be administered by the Share Incentive Committee, or where not permitted according to Section 112 of the Companies Law, 1999 (the "Companies Law"), by the Board (collectively - the "Committee").

                  3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places, as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to, or approved in, writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

                  3.3 Subject to the general terms and conditions of this Plan and applicable law, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine (i) the persons ("Grantees") to whom options to purchase Shares (the "Options") shall be granted, (ii) the number of Shares subject to each Option, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of Shares subject to the Options to be granted to each Grantee, the Committee may consider, among other things, the Grantee's salary and the duration of the Grantee's employment by the Company.

                  3.4 Subject to the general terms and conditions of the Plan and the Ordinance, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine:

                                            (a) with respect to the grant of 102
Options (as defined in Section 5.1(a)(i) below)- whether the Company shall elect the "Ordinary Income Route" under Section 102(b)(1) of the Ordinance (the "Ordinary Income Route") or the "Capital Gains Route" under Section 102(b)(2) of the Ordinance (the "Capital Gains Route")(each of the Ordinary Income Route or the Capital Gains Route - a "Taxation Route") for the grant of 102 Options, and the identity of the trustee who shall be granted such 102 Options in accordance with the provisions of this Plan and the then prevailing Taxation Route;

                                   In the event the Committee determines that
the Company shall elect one of the Taxation Routes for the grant of 102 Options, the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Options are first granted under the then prevailing Taxation Route; and

                                            (b) with respect to the grant of
3(9) Options (as defined in Section 5.1(a)(ii) below) - whether or not 3(9) Options shall be granted to a trustee in accordance with the terms and conditions of this Plan, and the identity of the trustee who shall be granted such 3(9) Options in accordance with the provisions of this Plan.

                   3.5 Notwithstanding the aforesaid, the Committee may, from time to time and at any time, grant 102 Options that will not subject to a Taxation Route, as detailed in Section 102(c) of the Ordinance ("102(c) Options").

                  3.6 The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

                  3.7 The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive and binding on all parties who have an interest in the Plan or any Option or Share issuance thereunder unless otherwise determined by the Board.

         4.       Eligible Grantees:

                  4.1 The Committee, at its discretion, may grant Options to any employee, director, consultant or contractor of the Company. Anything in this Plan to the contrary notwithstanding, all grants of Options to office holders (i.e., "Nosei Misra", as such term is defined in the Companies Law) shall be authorized and implemented only in accordance with the provisions of the Companies Law.

                  4.2 The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share option plan of the Company.

         5. Grant of Options, Issuance of Shares, Dividends and Shareholder
Rights:

                  5.1      Grant of Options and Issuance of Shares.

                           (a) Subject to the provisions of the Ordinance and
applicable law,

                                    (i) all grants of Options to employees,
directors and office holders of the Company, other than to a Controlling Shareholder of the Company (i.e., "Baal Shlita", as such term is defined in the Ordinance), shall be made only pursuant to the provisions of Section 102 of the Ordinance and the rules and regulations promulgated thereunder ("102 Options"), or any other section of the Income Tax Ordinance that will be relevant for such issuance in the future; and

                                    (ii) all grants of Options to consultants,
contractors or Controlling Shareholders of the Company shall be made only pursuant to the provisions of Section 3(9) of the Ordinance and the rules and regulations promulgated thereunder ("3(9) Options"), or any other section of the Ordinance that will be relevant for such issuance in the future.

                           (b)      Subject to Sections 7.1 and 7.2 hereof,  the
effective date of the grant of an Option (the "Date of Grant") shall be the date specified by the Committee in its determination relating to the award of such Option. The Committee shall promptly give the Grantee written notice (the "Notice of Grant") of the grant of an Option.

                           (c) Trust. In the event Options are granted under the
Plan to a trustee designated by the Committee in accordance with the provisions of Section 3.4 hereof and, with respect to 102 Options, approved by the Israeli Commissioner of Income Tax (the "Trustee"), the Trustee shall hold each such Option and the Shares issued upon exercise thereof in trust (the "Trust") for the benefit of the Grantee in respect of whom such Option was granted (the "Beneficial Grantee").

                                    In accordance with Section 102 of the
Ordinance and the rules and regulations promulgated thereunder, the tax treatment of 102 Options (and any Shares received upon exercise of such Options) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Options for a period of at least (i) one year from the end of the tax year in which the 102 Options are granted, if the Company elects the Ordinary Income Route, or (ii) two years from the end of the tax year in which the 102 Options are granted, if the Company elects the Capital Gains Route, or (iii) such other period as shall be approved by the Israeli Commissioner of Income Tax.

                                    All 102 Options granted hereunder to the
Trustee, as aforementioned, shall be governed by the provisions of Section 102 of the Ordinance, the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003 (the "102 Rules") and any other regulations, rulings, procedures or clarifications promulgated thereunder.

                                    With respect to 102 Options granted to the
Trustee under a Taxation Route, the following shall apply:

                                    (i) A Grantee granted 102 Options shall not
be entitled to sell the Shares received upon exercise thereof (the "Exercised Shares") or to transfer such Exercised Shares (or such 102 Options) from the Trustee prior to the lapse of the Trust Period (as defined below);

                                    (ii) Any and all rights issued in respect of
the Exercised Shares, including bonus shares but excluding cash dividends ("Rights"), shall be issued to the Trustee and held thereby until the lapse of the Trust Period, and such Rights shall be subject to the Taxation Route which is applicable to such Exercised Shares.

                                    Notwithstanding  the  aforesaid,  Exercised
Shares or Rights may be sold or transferred, and the Trustee may release such Exercised Shares (or 102 Options) or Rights from Trust, prior to the lapse of the Trust Period, provided however, that tax is paid or withheld in accordance with Section 102(b)(4) of the Ordinance and Section 7 of the 102 Rules.

                                    For the purposes of this section "Trust
Period" shall mean: (i) one year from the end of the tax year in which the 102 Options are granted, if the Company elects the Ordinary Income Route, or (ii) two years from the end of the tax year in which the 102 Options are granted, if the Company elects the Capital Gains Route, or (iii) such shorter period as may be approved by the Israeli Income Tax Commissioner.

                                                     All certificates
representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided.

                           (d) Subject to the terms hereof, at any time after
the options have vested, with respect to any Options or Shares the following shall apply:

                                    (i) Upon the written request of any
Beneficial Grantee, the Trustee shall release from the Trust the Options granted, and/or the Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Options and/or Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

                                    (ii) Alternatively, provided the Shares are
listed on a stock exchange or admitted to trading on an electronic securities trading system (such as the Nasdaq Stock Market), upon the written instructions of the Beneficial Grantee to sell any Shares issued upon exercise of Options, the Trustee shall use its reasonable efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee and to the Company the amount so withheld and paid to said tax authorities.

                  5.2 Guarantee. In the event a 102(c) Option is granted to a Grantee who is an employee at the time of such grant, if the Grantee's employment is terminated, for any reason, such Grantee shall provide the Company with a guarantee or collateral, to the full satisfaction of the Committee, securing the payment of all taxes required to be paid in connection with any action involving such 102(c) Option or the Shares received upon exercise of thereof. Alternatively, the Committee shall have the authority to instruct such Grantee to transfer his/her 102(c) Option to a trustee (or escrow agent) who shall hold such 102(c) Option, and the Shares received upon exercise thereof, in trust (or escrow) to guarantee the full payment of all taxes required to be paid in connection with any action involving such 102(c) Option or Shares.

                  5.3 Dividend. All Shares issued upon the exercise of Options granted under the Plan shall entitle the Beneficial Grantee thereof to receive dividends with respect thereto. For so long as Shares issued to the Trustee on behalf of a Beneficial Grantee are held in the Trust, the dividends paid or distributed with respect thereto shall be remitted to the Trustee for the benefit of such Beneficial Grantee or distributed directly to such Beneficial Grantee, as shall be solely determined by the Committee prior to each such distribution or payment.

                  5.4 Shareholder Rights. The holder of an Option shall have no shareholder rights with respect to the Shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become the recordholder of the purchased Shares.

         6. Reserved Shares: The Company has reserved 946,748 authorized but unissued Shares to be issued under the Plan and any other option or incentive plan that the Company may adopt, subject to adjustments as provided in Section 11 hereof. Notwithstanding the aforesaid, the Committee shall have full authority in its discretion to determine that the Company may issue, for the purposes of this Plan, previously issued Shares which are held by the Company, from time to time, as Dormant Shares (as such term is defined in the Companies
Law). All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

         7.       Grant of Options:

                  7.1 The implementation of the Plan and the granting of any Option under the Plan shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it and the Shares issued pursuant to it.

                  7.2 Without derogating from the foregoing, the Committee in its discretion may, subject to the provisions of the Ordinance, award to Grantees Options available under the Plan, provided however, that 102 Options granted under one of the Taxation Routes may be granted to the Trustee only following the fulfillment of the following procedure:

                           (i) The Company shall inform the Israeli tax
authorities of its election of a Taxation Route and shall submit the Plan to the Israeli tax authorities at least 30 days prior to the grant of any 102 Options under the elected Taxation Route;

                           (ii) The Plan and the appointment of the Trustee
shall be subject to approval of the Israeli tax authorities, provided, however, that if the Israeli Tax authorities shall not respond within 90 days of bmission of the Plan and election of a Taxation Route by the Company, the Plan and/or the Trustee shall be deemed approved by the Israeli tax authorities.

                  7.3 The Notice of Grant shall state, inter alia, the number of Shares subject to each Option, the vesting schedule, the dates when the Options may be exercised, the exercise price, whether the Options granted thereby are 102 Options or 3(9) Options, and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan. Each Notice of Grant evidencing a 102 Option shall, in addition, be subject to the provisions of the provisions of the Ordinance applicable to such options.

                  7.4 Vesting. Without derogating from the rights and powers of the Committee under Section 7.3 hereof, unless otherwise specified by the Committee, the Options shall be for a term of ten (10) years, and, unless determined otherwise by the Committee, the schedule pursuant to which such Options shall vest, and the Beneficial Grantee thereof shall be entitled to pay for and acquire the Shares, shall be such that the Options shall be fully vested on the first business day following the passing of four (4) years from the Date of Grant (the "Vesting Period") as follows: 50% of such Options shall vest on the second anniversary of the Adoption Date (the "Adoption Date" for the purpose of this Plan means the Date of Grant or any other date determined by the Committee for a given grant of Options). A further 25% of such Options shall vest on each of the third and fourth anniversaries of the Adoption Date.

                           "Vesting Period" of an Option means, for the purpose
of the Plan and its related instruments, the period between the Adoption Date and the date on which the holder of an Option may exercise the rights awarded pursuant to terms of the Option.

                  7.5 Acceleration of Vesting. Anything herein to the contrary in this Plan notwithstanding, the Committee shall have full authority to determine any provisions regarding the acceleration of the Vesting Period of any Option or the cancellation of all or any portion of any outstanding restrictions with respect to any Option or Share upon certain events or occurrences, and to include such provisions in the Notice of Grant on such terms and conditions as the Committee shall deem appropriate.

                  7.6 Repricing. Subject to applicable law, the Committee shall have full authority to, at any time and from time to time, without the approval of the Shareholders of the Company, (i) grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan, or
(ii) effectuate a decrease in the Exercise Price (see Section 8 below) of outstanding Options.

         8. Exercise Price: The exercise price per Share subject to each Option shall be determined by the Committee in its sole and absolute discretion; provided, however, that such exercise price shall not be less than the par value of the Shares into which such Option is exercisable.

         9.       Exercise of Options:

                    9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

                    9.2 The exercise of an Option shall be made by a written notice of exercise (the "Notice of Exercise") delivered by the Beneficial Grantee (or, with respect to Options held in the Trust, by the Trustee upon receipt of written instructions from the Beneficial Grantee) to the Company at its principal executive office, specifying the number of Shares to be purchased and accompanied by the payment therefor, and containing such other terms and conditions as the Committee shall prescribe from time to time.

                   9.3 Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the Shares subject thereto not paid for within ten (10) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Options are still held in the Trust as aforesaid, the Trust with respect thereto shall ipso facto expire, and the Shares subject to such Options shall again be available for grant through Options under the Plan, as provided for in Section 6 herein.

                  9.4 Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank's check payable to the order of the Company, or such other method of payment acceptable to the Company.

         10.      Termination of Employment:

                  10.1 Employees. In the event that a Grantee who was an employee of the Company on the Date of Grant of any Options to him or her ceases, for any reason, to be employed by the Company (the "Cessation of Employment"), all Options theretofore granted to such Grantee when such Grantee was an employee of the Company shall terminate as follows:

                           (a) The date of the Grantee's Cessation of Employment
shall be the date on which the employee-employer relationship between the Grantee and the Company ceases to exist (the "Date of the Cessation").

                           (b) All such Options which are not vested at the Date
of Cessation shall terminate immediately.

                           (c) If the Grantee's Cessation of Employment is by
reason of such Grantee's death or "Disability" (as hereinafter defined), such Options (to the extent vested at the Date of Cessation) shall be exercisable by the Grantee or the Grantee's guardian, legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution, at any time until 180 days from the Date of Cessation, and shall thereafter terminate.

                                    For purposes hereof, "Disability" shall mean
the inability to engage in any substantial gainful occupation for which the Grantee is suited by education, training or experience, by reason of any medically determinable physical or mental impairment which is expected to result in such person's death or to continue for a period of six (6) consecutive months or more.

                           (d) If the Grantee's Cessation of Employment is due
to any reason other than those stated in Sections 10.1(c), 10.1(e) and 10.1(f) herein, such Options (to the extent vested at the Date of Cessation) shall be exercisable at any time until 180 days after the Date of Cessation, and shall thereafter terminate; provided, however, that if the Grantee dies within such period, such Options (to the extent vested at the Date of Cessation) shall be exercisable by the Grantee's legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution at any time until 180 days from the Date of Cessation, and shall thereafter terminate.

                           (e) Notwithstanding the aforesaid, if the Grantee's
Cessation of Employment is due to (i) breach of the Grantee's duty of loyalty towards the Company, or (ii) breach of the Grantee's duty of care towards the Company, or (iii) the commission any flagrant criminal offense by the Grantee, or (iv) the commission of any act of fraud, embezzlement or dishonesty towards the Company by the Grantee, or (v) any unauthorized use or disclosure by the Grantee of confidential information or trade secrets of the Company, or (vi) any other intentional misconduct by the Grantee (by act or omission) adversely affecting the business or affairs of the Company in a material manner, or (vii) any act or omission by the Grantee which would allow for the termination of the Grantee's employment without severance pay, according to the Severance Pay Law, 1963, all the Options whether vested or not shall ipso facto expire immediately and be of no legal effect.

                           (f) If a Grantee retires, he shall, subject to the
approval of the Committee, continue to enjoy such rights, if any, under the Plan and on such terms and conditions, with such limitations and subject to such requirements as the Committee in its discretion may determine.

                           (g) Whether the Cessation of Employment of a
particular Grantee is by reason of "Disability" for the purposes of paragraph 10.1(c) hereof or by virtue of "retirement" for purposes of paragraph 10.1(f) hereof, or is a termination of employment other than by reason of such Disability or retirement, or is for reasons as set forth in paragraph 10.1(e) hereof, shall be finally and conclusively determined by the Committee in its absolute discretion.

                           (h) Notwithstanding the aforesaid, under no
circumstances shall any Option be exercisable after the specified expiration of the term of such Option.

                  10.2 Directors, Consultants and Contractors. In the event that a Grantee, who is a director, consultant or contractor of the Company, ceases, for any reason, to serve as such, the provisions of Sections 10.1(b), 10.1(c), 10.1(d), 10.1(e), 10.1(g) and 10.2(h) above shall apply, mutatis mutandis. For the purposes of this Section 10.2, "Date of Cessation" shall mean:

                           (a)      with respect to directors - the date on
which a director submits notice of resignation from the Board or the date on which the shareholders of the Company remove such director from the Board; and

                           (b) with respect to consultants and contractors - the
date on which the consulting or contractor agreement between such consultant or contractor, as applicable, and the Company expires or the date on which either of the parties to such agreement sends the other notice of its intention to terminate said agreement.

                  10.3 Notwithstanding the foregoing provisions of this Section 10, the Committee shall have the discretion, exercisable either at the time an Option is granted or thereafter, to:

                           (a) extend the period of time for which the Option is
to remain exercisable following the Date of Cessation to such greater period of time as the Committee shall deem appropriate, but in no event beyond the specified expiration of the term of the Option;

                                            (b) permit the Option to be
exercised, during the applicable exercise period following the Date of Cessation, not only with respect to the number of Shares for which such Option is exercisable at the Date of Cessation but also with respect to one or more additional installments in which the Grantee would have vested under the Option had the Grantee continued in the employ or service of the Company.

         11.      Adjustments, Liquidation and Corporate Transaction:

                  11.1     Definitions:

                           "Merger" means a merger or consolidation or a similar
business combination, in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction.

                           "Sale of All of the Company's Assets" means the sale,
transfer or other disposition of all or substantially all of the Company's assets.

                           "Corporate Transaction" means a Merger or a Sale of
All of the Company's Assets.

                  11.2 Adjustments. Subject to any required action by the shareholders of the Company, the number of Shares subject to each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares subject to each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

                  11.3 Liquidation. Unless otherwise provided by the Board, in the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action. In such case, the Committee may declare that any Option shall terminate as of a date fixed by the Committee and give each Grantee the right to exercise his Option, including any Option which would not otherwise be exercisable.

                  11.4     Corporate Transaction.

                           (a) If, upon a Corporate Transaction, securities of
the Company shall be exchanged for the securities of another corporation or a parent or subsidiary of such other corporation (each, a "Successor Entity"), then immediately prior to the effective date of such Corporate Transaction, each Option shall, at the sole and absolute discretion of the Committee, either:

                                    (i) be substituted for an option to purchase
securities of the Successor Entity (the "Successor Entity Option") such that the Grantee may exercise the Successor Entity Option for such number and class of securities of the Successor Entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Option been exercised immediately prior to the effective date of such Corporate Transaction; or

                                    (ii) be assumed by the Successor Entity such
that the Grantee may exercise the Option for such number and class of securities of the Successor Entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Option been exercised immediately prior to the effective date of such Corporate Transaction.

                                    In the event of a clause (i) or clause (ii)
action, appropriate adjustments shall be made to the exercise price per Share to reflect such action.

                                    Immediately following the consummation of
the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the Successor Entity.

                                            (b) Notwithstanding the foregoing,
the Committee shall have full authority and sole discretion to determine that any of the provisions of Sections 11.4(a)(i), or 11.4(a)(ii) above shall apply in the event of a Corporate Transaction in which the consideration received by the shareholders of the Company is not solely comprised of securities of the Successor Entity, or in which such consideration is solely cash or assets other than securities of the Successor Entity.

                  11.5 Sale. In the event that all or substantially all of the issued and outstanding share capital of the Company is to be sold (the "Sale"), each Grantee shall be obligated to participate in the Sale and sell his or her Shares and/or Options in the Company, provided, however, that each such Share or Option shall be sold at a price equal to that of any other Share sold under the Sale (minus the applicable exercise price), while accounting for changes in such price due to the respective terms of any such Option, and subject to the absolute discretion of the Board.

                  11.6 The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         12. Limitations on Transfer: No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

         13.      Term and Amendment of the Plan:

                  13.1 The Plan was adopted by the Board on December 22, 2002, amended by the Board on March 20, 2003 and further amended by the Board on July 10, 2003. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan was adopted by the Board, or (ii) the termination of all outstanding Options in connection with a Corporate Transaction. All Options outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the Plan and the documents evidencing such Options.

                  13.2 Subject to applicable laws, the Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to Options at the time outstanding under the Plan, unless the Grantee consents to such amendment or modification.

                  13.3 Without derogating from the foregoing, the Board in its discretion may, at any time and from time to time, without the approval of the Shareholders of the Company, (i) increase the number of Shares to be issued under the Plan; or (ii) expand of the class of participants eligible to participate in the Plan; or (iii) expand the types of options or awards provided under the Plan.

         14. Withholding and Tax Consequences: The Company's obligation to deliver Shares upon the exercise of any Options granted under the Plan shall be subject to the satisfaction of all applicable income tax and other compulsory payments withholding requirements. All tax consequences and obligations regarding any other compulsory payments arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares subject thereto or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and/or the Trustee, as applicable, and hold them harmless against and from any and all liability for any such tax or other compulsory payment, or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payment from any payment made to the Grantee.

         15.      Miscellaneous:

                  15.1 Continuance of Employment. Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company to continue the employment or service of any Grantee. Nothing in the Plan or in any Option granted thereunder shall confer upon any Grantee any right to continue in the employ or service of the Company for any period of specific duration, or interfere with or otherwise restrict in any way the right of the Company to terminate such employment or service at any time, for any reason, with or without cause.

                  15.2 Governing Law. The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

                  15.3 Use of Funds. Any proceeds received by the Company from the sale of Shares pursuant to the exercise of Options granted under the Plan shall be used for general corporate purposes of the Company.

                  15.4 Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Committee.

                  15.5 Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                                    Exhibit 5

                           GOLDFARB, LEVY, ERAN & CO.
            Eliahu House, 2 Ibn Gvirol Street, Tel Aviv 64077, Israel Telephone (972-3) 608-9999; Fax (972-3) 608-9909; E-mail: gle@glelaw.com

                                January 14, 2004

Radcom Ltd.
24 Raoul Wallenberg Street
Tel Aviv 69710
Israel


Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Radcom Ltd. (the "Company"), relating to 946,748 of the Company's Ordinary Shares, NIS 0.05 nominal value per share, issuable upon the exercise of options granted or to be granted under the Radcom Ltd. 2003 Share Option Plan (the "Plan").

         We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

         In connection with this opinion, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the due constitution of the Board of Directors of the Company.

         Based on the foregoing and subject to the qualifications stated herein, we advise you that in our opinion, the shares being registered pursuant to the Registration Statement, when issued upon the exercise of options granted in accordance with the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.


                                            Very truly yours,

                                            /s/ Goldfarb, Levy, Eran & Co.
                                            ------------------------------
                                            Goldfarb, Levy, Eran & Co.

                                            Exhibit 23.1

                 Consent of Somekh Chaikin, Independent Auditors

January 13, 2004

                    Consent of Independent Public Accountants


The Board of Directors
Radcom Ltd.
Tel Aviv
Israel


We consent to the incorporation by reference in the Registration Statements of Radcom Ltd. on Form S-8 to be filed in January 2004, pertaining to the Radcom Ltd. 2003 Share Option Plan, the Radcom Ltd. Directors Share Incentive Plan
(1997) and the Radcom Ltd. 2001 Share Option Plan, of our report dated January 26, 2003, relating to the consolidated balance sheets of Radcom Ltd. as of December 31, 2002 and 2001 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years ended December 31, 2002, which report appears in the Annual Report on Form 20-F of Radcom Ltd. for the fiscal year ended December 31, 2002.


By: /S/ Somekh Chaikin
   --------------------
Somekh Chaikin
Certified Public Accountants (Isr.)
( A member firm of KPMG
International)